Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-124545) pertaining to the VeriFone Holdings, Inc. New Founders’ Stock Option Plan, the VeriFone Holdings, Inc. Outside Directors’ Stock Option Plan and the VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan of our report dated December 16, 2005 with respect to the consolidated financial statements of VeriFone Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2005.

San Francisco, California	/s/ Ernst & Young LLP
December 16, 2005